Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Pulmonx Corporation
Redwood City, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-249187) of Pulmonx Corporation of our report dated March 15, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

March 15, 2021